UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2008 (October 15, 2008)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008, Martha B. Wyrsch resigned as Chairman of the Board of Directors of Spectra Energy Partners GP, LLC, the general partner of Spectra Energy Partners, LP. In addition, William S. Garner, Jr. announced his intention to resign from the Board effective October 31, 2008.

Effective October 15, 2008, Fred Fowler was appointed to the Board as a new director. Mr. Fowler, age 62, is currently the President and Chief Executive Officer of Spectra Energy Corp, the parent of our general partner. Mr. Fowler served as Group Executive and President of Duke Energy Gas from April 2006 until assuming his current position in January 2007. Prior to then, Mr. Fowler served as President and Chief Operating Officer of Duke Energy Corporation from November 2002 until April 2006. Mr. Fowler also serves as a director on the Board of DCP Midstream Partners, LP.

Patrick J. Hester has been appointed to the Board as a new director, effective October 31, 2008. Mr. Hester, age 57, currently serves as associate general counsel for Spectra Energy Corp’s Northeast region. Mr. Hester served as Vice President, Project Management and Development for Duke Energy Gas Transmission (DEGT) from April 2005 until assuming his current position in January 2007. Prior to then, Mr. Hester served as general counsel for DEGT – East from April 2003 until March 2005.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release of Spectra Energy Partners, dated October 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ Laura Buss Sayavedra
Laura Buss Sayavedra Vice President and Chief Financial Officer

Date: October 17, 2008

EXHIBIT INDEX

Exhibit Number

99.1    Press Release of Spectra Energy Partners, dated October 17, 2008.